UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 26, 2015

PDF SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

000-31311

(Commission File Number)

Delaware	25-1701361
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

333 West San Carlos Street, Suite 1000

San Jose, CA 95110

(Address of principal executive offices, with zip code)

(408) 280-7900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.07. Submission of Matters to a Vote of Security Holders

SIGNATURES

Item 5.07.   Submission of Matters to a Vote of Security Holders.

On May 26, 2015 at the 2015 Annual Meeting of Stockholders of PDF Solutions, Inc. (the “Company”), the stockholders of the Company elected each of the director nominees and approved each of the  proposals noted below. The final results for the votes regarding each proposal are set forth below. The proposals are described in detail in the Company’s Proxy Statement, dated April 13, 2015.

Proposal No. 1 Election of Class II Directors:

NOMINEE FOR CLASS III DIRECTOR	FOR	WITHHELD	BROKER NON-VOTES
Lucio Lanza	23,611,618	1,049,101	5,136,078

Kimon Michaels	23,039,088	1,621,631	5,136,078

Proposal No. 2 Ratification of the appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm for the Company or the fiscal year ending December 31, 2015:

FOR	AGAINST	ABSTAIN
29,327,768	1,076	467,952

Proposal No. 3 Approval, by non-binding vote, of the 2014 compensation awarded to Named Executive Officers:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
24,033,545	128,191	498,983	5,136,078

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDF SOLUTIONS, INC.
(Registrant)

	By:	/s/ Gregory C. Walker
Gregory C. Walker
Chief Financial Officer and Vice President, Finance

Dated: May 26, 2015